Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

[Kaleyra Inc. –corporate logo]	SPECIAL MEETING OF STOCKHOLDERS [●], 2021 This Proxy is Solicited On Behalf Of The Board Of Directors
Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
	Please mark your votes like this	X

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 AND 3.

	FOR	AGAINST	ABSTAIN
Proposal 1—The NYSE American Stock Issuance Proposal	☐	☐	☐
To approve, for purposes of complying with applicable listing rules of the NYSE American stock exchange, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Merger, and the transactions contemplated by the PIPE Subscription Agreements and the Convertible Note Subscription Agreements, including up to 1,600,000 shares of common stock to the Vivial equity holders, 8,400,000 shares of common stock to the PIPE Investors and 11,851,852 shares of our common stock upon conversion of the convertible notes.

	FOR	AGAINST	ABSTAIN
Proposal 2—The Incentive Plan Proposal	☐	☐	☐
To approve an increase to the number of shares of our common stock available for issuance under the Kaleyra Inc. 2019 Equity Incentive Plan.

	FOR	AGAINST	ABSTAIN
Proposal 3—The Adjournment Proposal	☐	☐	☐
To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NYSE American Stock Issuance Proposal or, the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the NYSE American Stock Issuance Proposal or, the Incentive Plan Proposal.

CONTROL NUMBER

Signature Signature, if held jointly Date , 2021.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

[Kaleyra corporate logo]

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be held on [●], 2021:

This notice of meeting, and the accompanying proxy statement are available at

FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY

KALEYRA INC.

Via Marco D’Aviano, 2

Milano MI, Italy 20131

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[●], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated [●], 2021, in connection with the Special Meeting to be held on [●], 2021 at [●] a.m., local time, via live webcast at https://[●], and hereby appoints Dr. Avi S. Katz and Dario Calogero, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock, of Kaleyra Inc. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2 AND 3.

(Continued and to be marked, dated and signed, on the other side)